Exhibit 31.4

Certification Pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities and Exchange Act of 1934

I, Craig L. Jackson, certify that:

1. I have reviewed this Amendment No. 1 to annual report on Form 10-K of IPALCO Enterprises, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April  29, 2015                                             /s/ Craig L. Jackson

                                                                                      Craig L. Jackson

                                                                                      Chief Financial Officer